UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2022

African Gold Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40121	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 West 52nd Street, #2322

New York, New York 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (860) 214-3714

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one Class A ordinary share and three-quarters of one Redeemable Warrant	AGAC.U	The New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	AGAC	The New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50, subject to adjustment	AGAC.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

African Gold Acquisition Corporation (the “Company”) has received certain preliminary, fact-finding inquiries from regulatory authorities, with which it is cooperating. Specifically, on September 7, 2022, the Company received an information and document request from the Securities and Exchange Commission (the “SEC”) which sought, inter alia, documents relating to the Company’s investigation into Cooper Morgenthau’s improper withdrawals from the Company’s operating bank accounts and deliberate actions to conceal them, including by falsifying documents, as previously reported in the Company’s Current Report on Form 8-K filed with the SEC on August 26, 2022. According to the SEC’s request, the investigation does not mean that the SEC has concluded that anyone violated the law or that the SEC has a negative opinion of the Company or any person, event, or security.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2022	AFRICAN GOLD ACQUISITION CORPORATION

	By:	/s/ Christopher Chadwick
	Name:	Christopher Chadwick
	Title:	Chief Executive Officer